UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 9, 2013

Hines Real Estate Investment Trust, Inc.
__________________________________________
 (Exact name of registrant as specified in its charter)

Maryland	000-50805	20-0138854
____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2013, Thomas A. Hassard submitted his resignation as an independent director of the Board of Directors (the “Board”) of Hines Real Estate Investment Trust, Inc. (“Hines REIT” or the “Company”), effective immediately. Prior to his resignation, Mr. Hassard was a member of the Board’s Audit Committee, Conflicts Committee, Nominating and Corporate Governance Committee and Compensation Committee and served as the chairman of the Board’s Conflicts Committee. Effective as of his resignation, Mr. Hassard is no longer a member of the Board or any of its committees.

On December 9, 2013, C. Hastings Johnson submitted his resignation as a director of the Board, effective immediately. Mr. Johnson was not a member of any of the Board’s committees. Effective as of his resignation, Mr. Johnson is no longer a member of the Board.

As a result of the resignations of Messrs. Hassard and Johnson, the Board will consist of five directors, three of whom are independent directors. The Board does not intend to appoint new directors to replace Messrs. Hassard and Johnson, and has determined that the Board will consist of five directors going forward. Paul B. Murphy, Jr., one of the Company’s independent directors, has been appointed by the Board as the chairman of the Nominating and Corporate Governance Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HINES REAL ESTATE INVESTMENT TRUST, INC.

December 13, 2013	By:	/s/ J. Shea Morgenroth
J. Shea Morgenroth
Chief Accounting Officer and Treasurer